Exhibit 5.1

OPINION OF THOMPSON HINE LLP


                        [LETTERHEAD OF THOMPSON HINE LLP]


July 30, 2002

Mercator Software, Inc.
45 Danbury Road
Wilton, Connecticut 06897

Ladies and Gentlemen:

Reference is made to a Registration Statement on Form S-8 (the "Registration Statement") filed on July 30, 2002 by Mercator Software, Inc. (the "Company") with the Securities and Exchange Commission for the proposed offering of an aggregate of 1,415,291 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), reserved for issuance pursuant to the terms of the Company's 1997 Employee Stock Purchase Plan, as amended (the "Plan").

We have examined the Company's Amended and Restated Certificate of Incorporation, as amended, the Company's By-Laws, as amended, and the Plan and have examined and relied upon the originals or copies certified to our satisfaction of such records and meetings of directors and stockholders of the Company and such other documents as we have deemed necessary or appropriate to enable us to render the opinion expressed below.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

On the basis of the foregoing, we advise you that, in our opinion, the Shares issuable pursuant to the Plan have been duly and validly authorized for issuance by the Company and, upon issuance thereof and the payment therefor, will be fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                   Very truly yours,


                                                   /s/ Thompson Hine LLP
                                                   THOMPSON HINE LLP